CUSIP No. 037326105

Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G to which this Agreement is annexed as Exhibit 99.1, and any amendments thereto, is filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: February 13, 2023

PFIZER INC.
By:	/s/ Susan Grant
Name:	Susan Grant
Title:	Assistant Secretary

ANACOR PHARMACEUTICALS, LLC

By:	/s/ Susan Grant
Name:	Susan Grant
Title:	Secretary